BY LAWS
                                  OF
                            U.S. SONIX INC.


                           ARTICLE I. OFFICE

The principal office of the corporation shall be located at 1107 West Sixth Avenue, Cheyenne, Wyoming 82001. The corporation may have such other offices, either within or without the State of Wyoming, as the Board of Directors may designate or as the business of the corporation may require from time to time. The registered office of the corporation required by the Wyoming Business Corporation Act to be maintained in the State of Wyoming may be, but need not be identical with the principal office, and may be changed from time to time by the Board of Directors.


                        ARTICLE II. SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at the office of the corporation on the Second Tuesday of January of each year, commencing in the year 2001. The annual meeting shall be for the election of directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes described in the meeting notice, unless otherwise prescribed by statute, may be called by the Board of Directors, and shall be called at the request of the holders of not less than one-tenth (1/10) of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wyoming, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten or more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United State mail, addressed to the shareholder at his address as it appears on the share transfer books of the corporation, with postage thereon prepaid.

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining the shareholders entitled to notice of or to


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vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the share transfer books shall be closed for a stated period by not to exceed, in any case, seventy days before the meeting or action requiring a determination of shareholders. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. Share transfer books are not closed and no record date is fixed for the determination of shareholders entitle to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend. The date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if a meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 6. List, Notice and Voting. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitle to notice of a shareholders' meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder.

The shareholders list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or attorney is entitled on written demand to inspect and, subject to the requirements of W.S.Section 17-16-1602(c), to copy the list, during regular business hours and at his expense, during the period it is available for inspection. The corporation shall make the shareholders list available at the meeting, and any shareholder, his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders list does not affect the validity of action taken at the meeting.

Section 7. Voting. Each outstanding share, regardless of class, is entitled to one (1) vote on each matter voted on at a shareholders' meeting. Only shares issued and outstanding are entitled to vote.

Section 8. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 9. Proxies: Shares held by Nominees: and Voting Trusts or Agreements. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 10. Voting of Shares by Certain Holders and Restrictions. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in the appropriate order of the court by which such receiver was appointed.

A shareholder whose share are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and, thereafter, the pledge shall be entitled to vote the shares so transferred.

The shares of a corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation. This does not limit the power of a corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares had been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

Section 11. No cumulative Voting. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, but not to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

Section 12. Informal Action by Shareholders. Action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if notice of the proposed action is given to all voting shareholders and the action is taken by the holders of all shares entitled to vote on the action. The action shall be evidenced by one
(1) or more written consents describing the action taken, signed, either manually or in facsimile, by the holders of the requisite number of shares entitled to vote on the action. And delivered to the corporation for inclusion in the minutes or filing with the corporate records.

If not otherwise fixed under W.S.Sections 17-16-703 or 17-16-707, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent.

A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

If the Wyoming Business Corporation Act requires that notice of proposed action be given to non-voting shareholders and the action is to be taken by consent of the voting shareholders, the corporation shall give its non-voting shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice shall contain or be accompanied by the same material that, under this Act, would have been required to be sent to non-voting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.


                     ARTICLE III. BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be one or more individuals with the number specified in the Bylaws. The number is ONE. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Directors need not be residents of the State of Wyoming or shareholders of the corporation. After notice, the shareholders may remove one or more directors at anytime with or without cause.

Section 3. Regular Meetings.  A regular meeting of the Board of
Directors may be held without notice of the date, time, place and purpose of the meeting. The Board of Directors may provide, by resolution, the time, and place, either within or without the State of Wyoming, for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called, either within or without the State, by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors, may fix any place, either within or without the State of Wyoming, as the place for holding any special meeting of the Board of Directors called by them.

Section 5. Notice. Notice of any special meeting shall be given at least two days previous thereto by written notice delivered personally faxed to each director at his business address, or by telegram. If faxed, such notice shall be deemed to be delivered when sent. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting, in person or by use of telephone or fax, shall constitute waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6. Quorum.  A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. Vacanies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the shareholders or a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 9. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid an affixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

Section 10. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he objects at the beginning of the meeting, his dissent or abstention fro action taken is entered in the minutes of the meeting; or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 11. Informal Action by Directors. Any action required to be taken at a meeting of directors, or any action which may be taken at a meeting of directors, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

Section 12. General Standards for Directors. A director shall discharge his duties as director, including his duties as a member of a committee in good faith, with the care an ordinarily-prudent person in a like position would exercise under similar circumstances and in a manner he reasonably believes to be in, or at least not opposed to, the best interests of the corporation.

In discharging his duties, a director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared by one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented; legal counsel, public accounts pr other persons, as to matters the director reasonable believes to be reliable and competent in the matters presented; or a committee of the Board of Directors of which he is not a member if the director reasonable believes the committee merits confidence.

A director is not acting in good faith if he has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted.

A director is not liable for any action taken as a director, or any failure to take action, if he performed the duties of his office in compliance with this section.

For purposes of the first paragraph of this section, a director, in determining what he reasonable believes to be in or not opposed to the best interests of the corporation, shall consider the interests of the corporation's shareholders and, in his discretion, may consider any of the following:

     (i) The interests of the corporation's employees, suppliers, creditors and customers;

     (ii)  The economy of the state and nation;

     (iii) The impact of any action upon the communities in or near which the corporation's facilities or operations are located;

     (iv) The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

     (v) Any other factors relevant to promoting or preserving public or community interests.

Section 13. Director Conflict of Interest.
(a) A conflict of interests transaction is a transaction with the corporation in which a director of the corporation has a direct or indirect interest. A conflict of interest transaction in not voidable by the corporation solely because of the director's interest in the transaction if any one of the following are true:

     (i) The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved or ratified the transaction; or

     (ii) The material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction; or

     (iii) The transaction was fair to the corporation.

(b) For purposes of this section, a director of the corporation has an indirect interest in a transaction if:

     (i) Another entity in which he has a material financial interests, or in which he is a general partner, is a party to the transaction; or

     (ii) Another entity of which he is a director, officer or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors of the corporation.

(c) With respect to Board action, a conflict of interest transaction is authorized, approved or ratified if it receives the affirmative vote of a majority of the directors on the Board of Director or on the committee who have no direct or indirect interest in the transaction.
A transaction may not be authorized, approved or ratified under this section by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purposes of taking action under this section. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any action taken, if the transaction is otherwise authorized, approved or ratified as provided in the paragraph.

With respect to shareholder action, a conflict of interest transaction is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection. Shares owned by, or voted under the control of, an entity described in paragraph (b)(i) of this section may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction requiring shareholder approval. The vote of those shares, however, is counted in determining whether the transaction is approved under other sections of this Article. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purposes of taking action under this section.

Section 14. Distribution to Shareholders. The Board of Directors may base a determination that a distribution is not prohibited under either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. Violation of this provision will render the director who so votes or assents personally liable to the corporation.


                         ARTICLE IV. OFFICERS

Section 1. Number. The officers of the corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected or appointed by the Board of Directors. Such other officers and assistant officers as may be necessary may be elected or appointed by the Board of Directors.

Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the shareholders and serve at the pleasure of the Board. The election or appointment of an officer does not itself create contract rights. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign of shall have been removed in the manner hereinafter provided.

Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal or disqualification may be filled by the Board of Directors.

Section 5. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meeting of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments except those which shall be required by law, by these Bylaws or by the Board of Directors to be otherwise signed or executed; and, in general, shall perform all duties as may be prescribed by the Board of Directors from time to time.

Section 6. Vice-President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and, when so acting, shall have all the powers and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation and shall perform such other duties as from time to time may be designated to him by the President or by the Board of Directors.

Section 7. Secretary. The Secretary shall: (a) prepare and keep the minutes of the shareholders and of the Board of Directors meeting in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see to it that the corporate seal is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder; (e) sign with the President or a Vice-President certificates for the shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the share transfer books of the corporation; (g) authenticate records of the corporation; and (h) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 8. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties, in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 9. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign, with the President or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by the resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties, in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

Section 11. Standards of Conduct for Officers. An officer shall discharge his duties under that authority in good faith; with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and in a manner he reasonably believes to be in, or at least not opposed to, the best interests of the corporation.

In discharging his duties, an officer is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared by one or more officers or employees of the corporation whom the officer reasonably believes to be reliable and competent in the matters presented; or legal counsel, public accounts or other persons as to matters the officer reasonable believes are within the person's professional or expert competence.

An officer is not acting in good faith if he has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted. An officer is not liable for any action taken as an officer, or any failure to take action, if he performed the duties of his office incompliance with this section. For purposes of the first paragraph of this section, an officer, in determining what he reasonably believes to be in, or not opposed to, the best interests of the corporation, shall consider the interests of the corporation's shareholders and, in his discretion, may consider any of the following:

     (i) The interests of the corporation's employees, suppliers, creditors and customers;

     (ii)  The economy of the state and nation;

     (iii) The impact of any action upon the communities in or near which the corporation's facilities or operations are located;

     (iv) The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

     (v) Any other factors relevant to promoting or preserving public or community interests.


                      ARTICLE V. INDEMNIFICATIONS

Section 1. Authority to Indemnify.
(a) Except as provided in subsection (d) of this section, the corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

     (i)   He conducted himself in good faith; and

     (ii) He reasonably believed that his conduct was in or at least not opposed to the corporation's best interest;

     (iii) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

(b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of paragraph (a)(ii) of this section.

(c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d) The corporation will not indemnify a director under this section:

     (i) In connection with a proceeding by, or in the right of, the corporation in which the director was adjudged liable to the corporation; or

     (ii) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

(e) Indemnification permitted under this section in connection with a proceeding by, or in the right of, the corporation is limited to reasonable expenses incurred in connection with the proceeding.


           ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name, unless authorized by at least two of the officers of the company.

Section 3. Checks, Drafts, etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officer, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Officers of the Company may select.

Section 5. Loans to Directors. The corporation may not lend money or guarantee the debt of a director, unless approved by a majority of the shareholders or directors, excluding the votes of shares owned by or under the control of the benefited director.


        ARTICLE VII. CERTIFICATE FOR SHARES AND THEIR TRANSFER

Section 1. Certificate for Shares. Shares may, but need not be, represented by certificates. The rights and obligations of shareholders are identical, whether or not their shares are represented by certificates. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary. All certificated for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the share transfer books of the corporation. All certificated surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the share transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Section 3. Restriction on Transfer of Shares. Articles, Bylaws, or an agreement between the shareholders and the corporation may restrict the transfer or registration of transfer of shares of the corporation.

Section 4. Preemptive Right. The shareholders of the corporation do not have the preemptive right to acquire the corporation's unissued shares.

Section 5. Corporation's Acquisition of its Own Shares. The corporation may acquire and reissue its own shares.


                        ARTICLE VIII. FISCAL YEAR

The fiscal year of the corporation shall begin on the 1st day of January and end on the 31st day of December.


                          ARTICLE IX DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends, on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation. No distribution may be made if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the Articles of Incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The Board of Directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.


                           ARTICLES X. SEAL

The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and state of incorporation and the words, "Corporate Seal".


                     ARTICLES XI. WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provision of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Wyoming Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated herein, shall be deemed equivalent to the giving of such notice.


                        ARTICLE XII AMENDMENTS

The Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors or by the shareholders at any regular or special meeting of the Board of Directors.

                             CERTIFICATION

I hereby certify that the foregoing Bylaws constitute the Bylaws of U.S. SONIX INC. a Wyoming corporation, adopted by the Board of Directors of the corporation November 22, 1999.





                                     /s/ Robert C. Lynes
                                    ----------------------------------
                                    Secretary


CORPORATE SEAL